VOTING AGREEMENT

THIS VOTING AGREEMENT (the “Agreement”) is made and entered into as of this 31st day of July, 2014 by and among Enumeral Biomedical Holdings, Inc. (formerly Cerulean Group, Inc.) a Delaware corporation (the “Company”) and certain stockholders of the Company (together with any subsequent stockholders or any transferees, who become parties hereto as, the “Stockholders”).

RECITALS

A.           Pursuant to the terms of a reverse triangular merger (the “Merger”) between a subsidiary of the Company and Enumeral Biomedical Corp, a Delaware corporation (“Enumeral”), Enumeral will become a wholly owned subsidiary of the Company, and all of the outstanding Enumeral preferred and common stock will be converted into shares of the Company’s Common Stock, and Enumeral stock options and warrants will be converted into options and warrants to purchase shares of the Company’s Common Stock.

B.           In connection with the Merger, the Company sold to accredited investors (the “PPO Investors”) in a private placement offering (the “PPO”) “Units,” each consisting of (i) one share of the common stock of the Company, par value $0.001 per share (the “Common Stock”) and (ii) a warrant representing the right to purchase one share of Common Stock, exercisable from issuance until five (5) years after the initial closing of the PPO at an exercise price of $2.00 per share (the “PPO Warrants”), pursuant to that certain Subscription Agreement entered into by and between the Company and each of the PPO Investors for the Units set forth on the signature pages thereto (the “Subscription Agreement”);

C.           As a condition to its willingness to enter into the Merger, Enumeral has required (i) the PPO Investors, (ii) certain holders of Common Stock issued in the Merger in exchange for shares of Enumeral preferred stock and common stock (the “Enumeral Holders”) and (iii) holder of the Company’s common stock outstanding immediately prior to the Merger (the “Pubco Holders”) to enter into this Agreement with respect to the voting for members of the Board of Directors of the Company and other matters, as set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.           Voting Provisions Regarding Board of Directors.

1.1           Board Composition. Each Stockholder agrees to vote, or cause to be voted, all shares of capital stock (“Shares”) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders that the number of directors is fixed at seven (7), it being understood that there is currently one vacancy on the Board (subject to the right of the Board to change the number of directors in accordance with the Bylaws of the Company, as amended from time to time, and the laws of the State of Delaware), and to cause the following persons to be elected to the Board:

(a)          Five (5) persons consisting of Arthur H. Tinkelenberg, John J. Rydzewski, Allan Rothstein, and Barry Buckland (and one other person to be designed by majority vote of the foregoing persons together with the Harris Director (as defined below) (collectively the “Original Enumeral Directors”) or in the event that any of such person or persons cease to be a director for any reason, such other person or persons designated by a majority of the Original Enumeral Directors and the Harris Director and/or any such replacements selected in accordance with the provisions hereof (the Original Enumeral Directors together with any replacements thereof, the “Enumeral Directors”);

(b)          One (1) person (the “Harris Director”) designated by Harris & Harris Group, Inc. (“Harris”), reasonably acceptable to the Company, which designee shall initially be Daniel Wolfe and provided that the right of Harris shall cease at such time as the number of shares of Common Stock owned directly by Harris is less than five percent (5%) of the total number of shares of Common Stock outstanding.; and

(c)          One (1) person (the “Montrose Director”) designated by Montrose Capital Limited (“Montrose”) and EDI Financial, Inc. (the “Placement Agent”), reasonably acceptable to the Company.

Notwithstanding the foregoing, should any PPO Investor (together with any of such PPO Investor’s affiliate) invest at least $2.5 million in the aggregate, in the PPO, such PPO Investor shall have the right to designate one (1) person (the “PPO Investor Director”) to the Board, reasonably acceptable to the Company, in place of one of the Enumeral Directors; provided that the right of a PPO Investor shall cease at such time as such PPO Investor owns less than 500,000 shares of Common Stock and provided further that if multiple PPO Investors commit to invest at least $2.5 million in the PPO, the right to designate the PPO Investor Director shall vest in the first PPO Investor that has submitted a fully completed subscription agreement.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2           Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be nominated for reelection if still eligible to serve as provided herein.

1.3           Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

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(a)          no director elected pursuant to Sections 1.1 or 1.2 of this Agreement may be removed from office unless such removal is directed or approved by the affirmative vote of the holders of the Shares entitled under Section 1.1 to designate that director,

(b)          any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 1.1 or 1.2 or in the case of the vacancy referenced in clause (a) of Section 1.1 shall be filled pursuant to the provisions of this Section 1; provided, however, that the Stockholders acknowledge and agree that prior to any election of directors by Stockholders at a meeting of stockholders called for that purpose, any vacancy shall be filled by the remaining directors who have been elected by holders of the Shares entitled under Section 1.1 to designate that director, and

(c)          upon the request of the stockholders entitled to designate a director as provided in Sections 1.1(a), 1.1(b), or 1.1(c) to remove such director, such director shall be removed.

All Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

1.4           No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

2.           Remedies.

2.1           Covenants of the Company. The Company agrees to use its commercially reasonable efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s commercially reasonable efforts to cause the nomination and election of the directors as provided in this Agreement.

2.2           Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

2.3           Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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3.           Term. This Agreement shall be effective as of the date hereof and shall terminate on the second anniversary of the date of this Agreement unless otherwise sooner terminated in accordance with the provisions of Section 4.8 below.

4.           Miscellaneous.

4.1           Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 4.2. Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 4.11. The foregoing provisions shall not be applicable to any sale of Shares pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) or a sale in accordance with the provisions of Rule 144 under the Securities Act.

4.2           Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.3           Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of [Delaware], regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

4.4           Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.5           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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4.6           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 5.7. If notice is given to the Company, a copy shall also be sent Duane Morris, LLP., 100 High Street, Suite 2400, Boston, MA 02110-1724, Attention Jonathan Lourie, Esq., facsimile +1-857-401-3089.

4.7           Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; (b) the holders of a majority of the Shares held by the Enumeral Holders, (c) Harris (so long as Harris owns at least five percent (5%) of the total number of shares of Common Stock outstanding) and (d) Montrose (so long as Montrose owns at least five percent (5%) of the total number of shares of Common Stock outstanding). Any amendment, termination or waiver effected in accordance with this Section 4.7 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.

4.8           Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.9           Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

4.10         Entire Agreement. This Agreement (including the Exhibits hereto) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. This Agreement amends, restates and replaces the Prior Agreement.

4.11         Legend on Share Certificates. Each certificate representing any Shares issued after the date hereof shall be endorsed by the Company with a legend reading substantially as follows:

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“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Shares issued after the date hereof to bear the legend required by this Section 4.11 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by this Section 4.11 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

4.12         Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 4.11.

4.13         Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

4.14         Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

4.15         Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in Boston, Massachusetts in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the Massachusetts Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

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4.16         Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

THE COMPANY:

ENUMERAL BIOMEDICAL HOLDINGS, INC.

By:	/s/ Olesya Didenko
Name: Olesya Didenko
Title: President

STOCKHOLDERS:

See Omnibus Signature Pages to Subscription Agreement

SIGNATURE PAGE TO VOTING AGREEMENT

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EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on _____________ 20_, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of ______, 2014 (the “Agreement”), by and among the Company and certain of its Stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1           Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) or options, warrants or other rights to purchase such Stock (the “Options”).

1.2           Agreement. Holder hereby (a) agrees that the Stock and/or Options, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3           Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

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HOLDER:	ACCEPTED AND AGREED:

By:	ENUMERAL BIOMEDICAL HOLDINGS, INC.

Name and Title of Signatory

Address:	By:

Name:
Title:

Fascimile Number:

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